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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

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                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                                FEBRUARY 2, 2001
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                Date of Report (Date of earliest event reported)


                                     0-6770
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                             Commission File Number


                             GLOBALTRON CORPORATION
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             (Exact name of registrant as specified in its charter)


                                     FLORIDA
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         (State or other jurisdiction of incorporation or organization)


                                   65-06698942
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                     (I.R.S. Employer Identification Number)



                        100 N. BISCAYNE BLVD., SUITE 2500
                              MIAMI, FLORIDA 33132
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                   (Address of Principal Executive Offices) (Zip Code)


                                 (305) 371-3300
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                  (Registrant's telephone number, including area code)


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ITEM 5.  OTHER EVENTS.

On February 2, 2001 the Board of Directors of Globaltron Corporation ("Globaltron"), formerly Win-Gate Equity Group, Inc., appointed four new members to its Board of Directors. The new appointments were not a result of any arrangement or understanding with any person acquiring Globaltron securities. The new Directors and each of their biographies are as follows:

LOUIS GIORDANO has served as the Executive Vice President and Chief Financial Officer of New World Network Holdings, Ltd. ("New World") since June 2000, when New World received approximately $400 million in a combination of debt and equity financing to complete its funding of ARCOS-1, a fiber optic submarine cable ring which connects the U.S. to points in Mexico, Central America, South America and the Caribbean. Prior to joining New World, Mr. Giordano served in the financial services sector for more than 13 years, primarily in mergers and acquisitions in Latin America. Mr. Giordano served as Director of Latin American Corporate Finance at Barclays Bank PLC from 1997 to 1998, where he managed a group providing debt financing to telecommunications and power companies in Latin America. From 1995 to December 1997, Mr. Giordano was employed at Banco de Colombia where he served as an advisor on international strategy and operations advising the Chairman of the Board of Directors and served on its Board of Directors. Mr. Giordano received his B.S. in Finance from the University of Virginia.

FREDERIC Z. HALLER currently serves as a Director of a number of international companies located in the United States, Luxembourg, Johannesburg, South Africa and London, England. From 1997 to 1999, Mr. Haller was Chairman of the Emerging Markets Traders Association. From 1990 to 1999, Mr. Haller served as a Director and member of the Executive Committee of Deutsche Bank Group, located in Frankfurt, Germany; a Director and head of emerging markets-investment bank of Morgan Grenfell PLC, a London-based merchant bank; and a Director and a member of the Management Committee of Deutsche Morgan Grenfell, also a London-based merchant bank. Mr. Haller currently resides in London, England.

MICHAEL SPRITZER is the Managing Partner of Berenfeld, Spritzer, Shechter & Sheer, CPA's, located in Miami Florida where he has practiced for the past 29 years. Mr. Spritzer has served as Chairman of the Board of Eagle National Bank of Miami since August 1999 and been a member of its Board of Directors since 1997. Mr. Spritzer is a member of the Board of Overseers of Hebrew Union College-Jewish Institute of Religion, New York City, New York and a member of the Board of Directors of the Union of American Hebrew Congregations, New York City, New York. Mr. Spritzer is a member of the Florida Institute of Certified Public Accountants and the American Institute of Certified Public Accountants.

DAVID W. SLOAN is and has been a senior partner in the international law firm of Proskauer Rose LLP, engaging in domestic and international corporate transactions in numerous industrial sectors with an emphasis in banking, securities brokerage firms and the telecommunications industry. Mr. Sloan serves on the Boards of Directors of a number of both domestic and international banks and of securities brokerage firms. He is a member of the American Bar Association and a graduate of Columbia College and Columbia Law School.


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

Effective February 2, 2001, Mr. Sloan was appointed Chairman of the Board of Directors of the Company, replacing Gary D. Morgan, who resigned as a Director and Chairman of the Board of the Company effective February 2, 2001.

ITEM 7.  FINANCIAL STATEMENTS, PROFORMA FINANCIAL STATEMENTS AND EXHIBITS.

(a)      Not applicable.

(b)      Not applicable.

(c)      Exhibits - Not applicable


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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 6, 2001            GLOBALTRON CORPORATION
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                                   By:  /s/ Kevin P. Fitzgerald
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                                   Kevin P. Fitzgerald, Chief Executive Officer




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